 Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS FIRST QUARTER 2012 RESULTS

Management Updates Fiscal 2012 Earnings Guidance

Secaucus, New Jersey – May 17, 2012 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced net sales increased 2% to $438.5 million for the thirteen weeks ended April 28, 2012, compared to $430.8 million in the first quarter of fiscal 2011. Comparable retail sales declined 0.7% for the quarter.

GAAP net income was $23.6 million, or $0.96 per diluted share, in the first quarter of 2012. As adjusted, net income was $27.1 million, or $1.10 per diluted share, compared to $29.1 million, or $1.10 per diluted share, in the first quarter of 2011.

During the quarter, the Company undertook several actions to reduce operating costs going forward, including consolidating from three to two US distribution centers, streamlining its field workforce and restructuring corporate headquarters, which it expects will result in annual savings of approximately $9 million. The Company incurred expenses of approximately $2.8 million associated with these actions during the quarter which the Company deems to be unusual in nature. Additionally, during the quarter the Company impaired an oversized store, incurred accelerated depreciation for seven Canadian store remodels, and wrote off obsolete supplies and fixture costs.

Adjusted net income is a non-GAAP measure. The Company believes the excluded transactions are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance. A reconciliation of net income as reported is included in this press release in Table 3.

“We made good progress during the quarter - tightly managing our inventory, reducing expenses and improving operational efficiencies across the organization - and we delivered adjusted earnings per share consistent with last year, in spite of significantly higher product costs,” commented Jane Elfers, President and Chief Executive Officer.

The Company opened 18 stores and closed 5, ending the first quarter with 1,062 stores.

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PLCE – First Quarter Fiscal 2012 Financial Results

Share Repurchase Program

During the first quarter of fiscal 2012, the Company repurchased 377 thousand shares for $19.2 million and completed the $100 million share repurchase program announced in March 2011. A new $50 million share repurchase program was authorized by the Board of Directors in March 2012. Under the new program, the Company may repurchase shares in the open market at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors including price, corporate and regulatory requirements, and other market and business conditions, and the Company may suspend or discontinue the program at any time, and may thereafter reinstitute purchases, all without prior announcement.

Outlook

The Company updated its guidance to reflect first quarter results and now projects that non-GAAP adjusted earnings per diluted share will be between $3.15 and $3.30, compared to its initial guidance of $3.10 to $3.30, assuming positive low-single digit comparable retail sales.

The Company provided initial guidance for the second quarter of fiscal 2012, and is forecasting a non-GAAP adjusted loss per share between $0.65 and $0.70, assuming positive low-single digit comparable retail sales.

This earnings guidance assumes that currency exchange rates will remain where they are today and does not include the impact of further potential share repurchases.

Conference Call Information

The Children’s Place will host a conference call to discuss its first quarter fiscal 2012 results today at 8:00 a.m. Eastern Time. The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call.

About The Children’s Place Retail Stores, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place” brand name. As of April 28, 2012, the Company operated 1,062 stores and an online store at www.childrensplace.com.

Forward Looking Statements

This press release (and the above referenced call) may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s positioning, and forecasts regarding store openings and earnings per diluted share from continuing operations. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2012. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955

(Tables Follow)

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Table 1

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 28,	April 30,
	2012	2011
Net sales	$438,508	$430,806
Cost of sales	261,721	247,159
Gross profit	176,787	183,647
Selling, general and administrative expenses	122,152	116,722
Asset impairment charges	1,250	398
Other costs	834	-
Depreciation and amortization	17,218	17,751
Operating income	35,333	48,776
Interest (expense), net	(51)	(271)
Income before taxes	35,282	48,505
Provision for income taxes	11,690	19,421
Net income	$23,592	$29,084

Earnings per common share
Basic	$0.96	$1.11
Diluted	$0.96	$1.10

Weighted average common shares outstanding
Basic	24,535	26,120
Diluted	24,691	26,387

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Table 2

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
(Unaudited)

	April 28,	January 28,	April 30,
	2012	2012*	2011
Assets:

Cash and cash equivalents	$204,826	$176,655	$212,347
Accounts receivable	18,656	17,382	21,269
Inventories	193,852	212,916	192,714
Other current assets	55,788	66,372	53,962
Total current assets	473,122	473,325	480,292

Property and equipment, net	329,058	323,863	327,017
Other assets, net	54,423	53,461	57,653
Total assets	$856,603	$850,649	$864,962

Liabilities and Stockholders' Equity:

Accounts payable	$34,784	$55,516	$23,635
Accrued expenses and other current liabilities	91,990	76,039	83,485
Total current liabilities	126,774	131,555	107,120

Other liabilities	110,606	109,728	122,241
Total liabilities	237,380	241,283	229,361

Stockholders' equity	619,223	609,366	635,601

Total liabilities and stockholders' equity	$856,603	$850,649	$864,962

*	Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

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Table 3

THE CHILDREN’S PLACE RETAIL STORES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	April 28,	April 30,
	2012	2011

Net income	$23,592	$29,084

Non-GAAP adjustments:
Expenses:
Store impairment	1,250	-
West Coast DC exit costs	834	-
Restructuring severance costs	1,971	-
Obsolete supply and fixture costs	719	-
Accelerated depreciation for Canadian store remodels	893	-
Aggregate impact of Non-GAAP items	5,667	-
Income tax effect	(2,147)	-
Adjusted impact from Non-GAAP items	3,520	-

Adjusted net income	$27,112	$29,084

GAAP net income per diluted share	$0.96	$1.10

Adjusted net income per diluted share	$1.10	$1.10

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